UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2009, the Board of Directors of Eastman Kodak Company, upon the recommendation of its Corporate Responsibility and Governance Committee, elected Joel Seligman to the Company’s Board of Directors.

Mr. Seligman, 59, is the President of the University of Rochester, based in Rochester, New York.  Mr. Seligman will serve on the Audit Committee and the Executive Compensation Committee of the Board of Directors.  As a non-employee director, Mr. Seligman will participate in the Company’s Director Compensation Program.

From time to time, the Company has made contributions to the University of Rochester, the most recent of which was a commitment of $10 million pursuant to an agreement executed in April 2008, to be used for renovation of the Eastman Theater located in Rochester, New York.  The Company’s commitment to the Eastman Theater donation was made prior to the Board’s consideration of Mr. Seligman as a potential director.

With the addition of Mr. Seligman, the Company increased its number of directors to twelve.

The Company issued a press release on June 29, 2009, announcing Mr. Seligman’s election, which is attached to this filing as Exhibit (99.1) and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

(99.1)  Press release issued by Eastman Kodak Company on June 29, 2009 relating to the election of Joel Seligman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick M. Sheller

                                                                                                Patrick M. Sheller
                                                                                                Secretary

Date:  June 29, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)  Press release issued by Eastman Kodak Company on June 29, 2009 relating to the election of Joel Seligman.